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Exhibit 5.1

[GORDON & SILVER, LTD. LETTERHEAD]

October 7, 2003

Axonyx Inc.
500 Seventh Avenue, 10th Floor
New York, NY 10018

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Axonyx Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of 14,479,355 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), on a Form S-3 Registration Statement, together with any amendments thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

        We understand that the Shares consist of (i) 7,476,636 shares of Common Stock (the "Purchase Agreement Shares") that were issued by the Company under a Common Stock and Warrant Purchase Agreement, dated September 11, 2003 (the "Purchase Agreement"), between the Company and the persons identified in Exhibit A to the Purchase Agreement; (ii) 230,000 shares of Common Stock (the "Subscription Agreement Shares") that were issued by the Company under four Common Stock Subscription Agreements, each of which is dated June 9 or June 10, 2003 (the "Subscription Agreements"), between the Company on one side, and Columbia Marketing Ltd., Berkin Business SA, JSW-Research or Heinz Hofliger, on the other side; (iii) 75,000 shares of Common Stock (the "4 P Management Shares") that were issued by the Company under an Investor Relations Agreement and a Common Stock Subscription Agreement, dated March 15 and April 24, 2003, respectively (the "4 P Management Agreements"), between the Company and 4 P Management Partners S.A.; (iv) 40,000 shares of Common Stock (together with the Purchase Agreement Shares, the Subscription Agreement Shares and the 4 P Management Shares, the "Issued Shares") that were issued by the Company under an Agreement and a Common Stock Subscription Agreement, dated March 3 and April 29, 2003, respectively (together with the Purchase Agreement, the Subscription Agreements and the 4 P Management Agreements, the "Stock Agreements"), between the Company and Karsten Behrens; (v) 5,908,154 shares of Common Stock (the "AXF Warrant Shares") that are issuable under Common Stock Purchase Warrants, numbered AXF-1 through AXF-47 and dated September 11, 2003 (the "AXF Warrants"); (vi) 474,565 shares of Common Stock (the "AXE Warrant Shares") that are issuable under Common Stock Purchase Warrants, numbered AXE-1 through AXE-16 and dated June 10, 2003 (the "AXE Warrants"); (vii) 125,000 shares of Common Stock (together with the AXF Warrant Shares and the AXE Warrant Shares, the "Warrant Shares") that are issuable under Common Stock Purchase Warrants, dated August 15, 2003 (together with the Purchase Agreement Warrants and the AXE Warrants, the "Warrants"), issued by the Company under a Financial Advisory Agreement, dated August 1, 2003 (the "Advisory Agreement"), between the Company and Punk, Ziegel & Company, L.P.; and (viii) 150,000 shares of Common Stock (the "Option Shares") that are issuable under a stock option, dated May 21, 2003 (the"Option"), granted by the Company under a Retainer Agreement, dated May 20, 2003, between the Company and Wolfe Axelrod Weinberger Associates LLC (the "Retainer Agreement"). We further understand that the Shares are to be offered and sold exclusively by shareholders of the Company pursuant to the Registration Statement, with none of the sale proceeds being paid to the Company.

        This letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

        For the purpose of rendering our opinions set forth herein, we have examined and relied on copies of (i) the Registration Statement; (ii) the Stock Agreements; (iii) the Option; (iv) the Retainer

Agreement; (v) the Advisory Agreement; (vi) the Warrants; (vii) a Secretary's Certificate, dated as of October 7, 2003, executed by the Vice President and Secretary of the Company (the "Secretary's Certificate"); (viii) a Certificate of Existence (Including Amendments), dated October 1, 2003, issued by the Secretary of State of the State of Nevada (the "Secretary of State") with respect to the Company; (ix) Restated Articles of Incorporation of the Company, dated June 23, 2000, certified by the Secretary of State as of February 4, 2003 and certified by the Vice President and Secretary of the Company as of October 7, 2003; (x) the Company's bylaws, certified by the Vice President and Secretary of the Company as of October 7, 2003; and (xi) such other records of the Company (including authorizing resolutions attached as exhibits to the Secretary's Certificate) and other documents, records and certificates, certified or otherwise identified to our satisfaction, as we deemed relevant or appropriate.

        We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) issuance by the Company of the Issued Shares in accordance with the respective Stock Agreements against delivery of the consideration therefor specified in the Stock Agreements; (G) issuance by the Company of the Warrants in accordance with their underlying agreements against delivery of the consideration for the warrants specified in those agreements; (H) issuance by the Company of the Option in accordance with the Retainer Agreement against delivery of the consideration therefor specified in the Retainer Agreement; (I) conformity to the originals of all documents submitted to us as copies; and (J) no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.

        Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

        1.     The Issued Shares are duly authorized, legally issued, fully paid and non-assessable.

        2.     The Warrant Shares are duly authorized and if, as and when the Warrant Shares are issued in accordance with the respective Warrants against delivery of the consideration therefor specified in the Warrants, the Warrant Shares will be legally issued, fully paid and non-assessable.

        3.     The Option Shares are duly authorized and if, as and when the Option Shares are issued in accordance with the Option against delivery of the consideration therefor specified in the Option, the Option Shares will be legally issued, fully paid and non-assessable.

        We are licensed to practice law in the State of Nevada and the opinions set forth herein are expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

        This letter is being delivered to the Company in connection with the filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

        We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

        Our opinions herein are rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may come to our attention and which may alter, affect or modify such opinions. Our opinions are expressly limited to the matters set forth above and we render no opinion, by implication or otherwise, as to any other matters relating to the Company or any of the Shares or as to any securities other than the Shares.

Very truly yours,
/s/ Gordon & Silver, Ltd. GORDON & SILVER, LTD.

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  Exhibit 5.1
Re: Registration Statement on Form S-3